Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Johnson & Johnson's 2015 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 9, 2016